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                                                                    Exhibit 24.2


To the Stockholders and Board of Directors of Tasty Fries, Inc.

     We consent to the use of our Independent Auditor's Report dated March 31, 1998 and accompanying financial statements of Tasty Fries, Inc. for the year ended January 31, 1998. This Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for Tasty Fries, Inc.


     SCHIFFMAN HUGHES BROWN
     Certified Public Accountants
     Blue Bell, Pennsylvania
     November 13, 1998